UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2014

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	000-06890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of principal executive offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 of this Current Report on Form 8-K, at Mechanical Technology, Incorporated’s (the Company) annual meeting of stockholders held on June 11, 2014 (the Annual Meeting), the Company’s stockholders approved the adoption of the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (the Plan).

The purpose of the Plan is to advance the interests of the Company by providing directors and employees of, and other individuals providing bona fide services to, the Company and its affiliates with the opportunity to acquire shares of the Company’s common stock, par value $0.01 per share (the Common Stock).  By encouraging stock ownership, the Company seeks: to recruit, reward, retain and motivate the best available personnel; to provide additional incentive to directors and employees of the Company and its affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees and other stockholders.  The Plan permits the granting of stock options (including incentive stock options within the meaning of Internal Revenue Code (the Code) section 422 and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

The number of shares of the Common Stock authorized for issuance under the Plan is 500,000.  If any shares of Common Stock subject to an award under the Plan expire or terminate for any reason prior to exercise or vesting, the shares subject to the award may be used again for awards under the Plan to the extent of the expiration or termination.

The Plan provides that the aggregate fair market value, as of the date an option is granted, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant in the Plan during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any parent or subsidiary) of the Company, shall not exceed $100,000 or such other dollar limitation as may be provided in the Code.  Options may be granted in excess of the foregoing limitations, however, in which case such options granted in excess of such limitation will be non-qualified stock options.

The Plan will be administered by the Compensation Committee of the Company’s board of directors (Board) or another committee that may be appointed by the Board from time to time.  In addition, as permitted by applicable law, the Board may authorize an officer or officers or other employee or employees of the Company to grant awards under the Plan, other than stock awards, to other officers and employees of the Company and its affiliates, who serve as the administrator of the Plan to the extent authorized.

The Board may at any time for any reason  amend or discontinue the Plan, but no such action may be taken that adversely affects any rights under an outstanding award without the holder’s consent.  However, the Board may not amend or modify the Plan or any portion thereof without the approval of the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations.  Furthermore, the Administrator may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.

Unless sooner terminated by the Board, the Plan will terminate ten years from the date that it was approved by the stockholders, or June 11, 2024.  The termination of the Plan will not, however, affect the validity of any awards thereunder that are outstanding on the date of termination.

A more detailed description of the terms of the Plan is contained in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 25, 2014.  The foregoing summary is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item  5.07     Submission of Matters to a Vote of Security Holders.

(a-b)  At the Annual Meeting, the Company’s stockholders:

  Elected as director David C. Michaels to hold office until the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

  Elected as directors Thomas J. Marusak and E. Dennis O’Connor to hold office until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  Ratified the selection of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year 2014;

  Approved the advisory non-binding vote on executive officer compensation; and

  Approved the Mechanical Technology Incorporated 2014 Equity Incentive Plan.

At the Annual Meeting, the stockholders voted as follows:

Matter	Votes For	Votes Against / Withheld	Abstentions	Broker Non- Votes
1. Election of David C. Michaels	764,308	37,221	N/A	3,577,894
2. Election of Thomas J. Marusak	762,967	38,562	N/A	3,577,894
2. Election of E. Dennis O’Connor	639,383	162,146	N/A	3,577,894
3. Ratification of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year 2014	4,224,434	147,731	7,258	N/A
4. Approval of the advisory non-binding vote on executive officer compensation	669,247	111,251	21,031	3,577,894
5. Approval of the Mechanical Technology Incorporated 2014 Equity Incentive Plan	615,716	174,679	11,134	3,577,894

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1

Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit A to the Company’s definitive proxy filed with the Securities and Exchange Commission on Schedule 14A on April 25, 2014).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: June 12, 2014	By:	/s/ KEVIN G. LYNCH
	Name:	Kevin G. Lynch
	Title:	Chairman and Chief Executive Officer